Exhibit 99.1

Contact:
Investor Relations
+1-801-975-7200
investor_relations@clearone.com

ClearOne Reports Fourth Quarter and Full-Year 2015 Financial Results

--Full-Year Profitability Up Significantly; Fourth-Quarter Revenues Down;
Company Authorizes $10 Million Stock Repurchase Program --

SALT LAKE CITY, UTAH - March 10, 2016

Fourth Quarter 2015 vs 2014 Highlights:

•Revenue down 7% to $14.3 million
•Non-GAAP operating income down 4%
•Non-GAAP net income down 27%
•Non-GAAP adjusted EBITDA down 4%

Full Year 2015 vs. 2014 Highlights:

•	Revenue of $57.8 million essentially unchanged from $57.9 million

•	Gross profit up 4% to $36.7 million from $35.3 million

•	Non-GAAP operating income up 29%

•	Non-GAAP net income up 21%

•	Non-GAAP adjusted EBITDA up 27%

Financial Summary

(Dollars in thousands, except per share values)	Fourth Quarter			Year
	2015	2014	Change	2015	2014	Change
Revenue	$14,283	$15,351	(7)%	$57,796	$57,909	—%
Gross Profit	9,079	9,917	(8)%	36,719	35,323	4%
Non-GAAP Operating Income	3,661	3,831	(4)%	13,282	10,309	29%
Non-GAAP Net Income	2,289	3,154	(27)%	8,715	7,206	21%
Non-GAAP Adjusted EBITDA	3,909	4,075	(4)%	14,379	11,324	27%
Non-GAAP Diluted EPS	0.24	0.33	(27)%	0.91	0.75	21%

ClearOne (NASDAQ: CLRO), a global provider of audio and visual communication solutions, today reported financial results for the three and twelve months ended December 31, 2015.

For the 2015 fourth quarter, revenue decreased 7% to $14.3 million from $15.4 million for the fourth quarter of 2014. Gross profit was $9.1 million, or 64% of revenue, compared with $9.9 million, or 65% of revenue, for the fourth quarter of 2014. Non-GAAP operating income decreased 4% to $3.7 million from $3.8 million for the fourth quarter of 2014. Non-GAAP net income decreased 27% to $2.3 million, or $0.24 per diluted share, from $3.2 million, or $0.33 per diluted share, for the fourth quarter of 2014. Non-GAAP Adjusted EBITDA decreased 4% to $3.9 million, or $0.41 per diluted share, from $4.1 million, or $0.43 per diluted share, for the fourth quarter of 2014.
For the year ended December 31, 2015, revenue remained steady at $57.8 million compared with $57.9 million for the year ended December 31, 2014. Gross profit was $36.7 million, or 64% of revenue, compared with $35.3 million, or 61% of revenue, for the year ended December 31, 2014. Non-GAAP operating income increased 29% to $13.3 million from $10.3 million for the year ended December 31, 2014. Non-GAAP net income increased 21% to $8.7 million, or $0.91 per diluted share, from $7.2 million, or $0.75 per diluted share, for the year ended December 31, 2014. Non-GAAP Adjusted EBITDA increased 27% to $14.4 million, or $1.50 per diluted share, from $11.3 million, or $1.18 per diluted share, for the year ended December 31, 2014.
Cash, cash equivalents and investments were $39.8 million at December 31, 2015, up from $33.6 million at December 31, 2014. The $6.2 million increase comes after the company paid dividends totaling $1.4 million in 2015. The company has no debt. In March 2016, the company declared a $0.05 per share cash dividend, continuing its quarterly dividend program, and today, ClearOne announced a stock repurchase program of up to $10 million of its outstanding shares.
“For the 2015 full year, profitability was up significantly on stable revenue compared with the prior year,” said Zee Hakimoglu, President, Chief Executive Officer and Chairman of ClearOne. “For the fourth quarter, our topline was impacted by economic headwinds in certain key markets, overshadowing continued growth in our Middle East and India markets. Also in the fourth quarter, net income was adversely affected by a substantially higher provision for income taxes. Looking ahead, our strong balance sheet, the loyal support of our established channel partners and the most comprehensive and complete line-up of products in our industry give us confidence that we are well positioned for growth as economic conditions improve.”

New Patents Awarded
Between November 2015 and February 2016, ClearOne was granted seven new patents by the U.S. Patent and Trademark Office (USPTO). These patents related to technologies including network media streaming, beamforming microphone arrays, spatial audio, audio for all-in-one displays, and multi-camera/multi-display video conferencing for intelligent spatial imaging.
ClearOne now has a patent portfolio consisting of 71 granted patents and 29 pending applications covering multiple new technologies in the fields of audio and video processing, audio and video streaming, and communication technologies. The company believes its patents and intellectual property are a direct link to its market leadership position and strong history of product innovation and development of cutting-edge technologies.
Professional grade PTZ camera launched
In January, ClearOne announced the launch of UNITE® 200 PTZ Camera, a superbly versatile, professional-grade, HD video camera complete with USB, HDMI and IP connections that can be used for the widest possible range of applications including network streaming and video conferencing at a price significantly lower than competitive models. The camera features full HD 1080p@60fps video resolution to deliver the sharpest possible picture and its USB (3.0 or 2.0), HDMI and IP connections can be used simultaneously or individually.
Non-GAAP Financial Measures

ClearOne provides non-GAAP financial information in the form of non-GAAP operating income, non-GAAP net income, non-GAAP Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA) and corresponding earnings per share to investors to supplement GAAP financial information. ClearOne believes that excluding certain items from GAAP results allows ClearOne’s management to better understand ClearOne’s consolidated financial performance from period to period as management does not believe that the excluded items are reflective of underlying operating performance. Non-GAAP operating income, non-GAAP net income, non-GAAP Adjusted EBITDA and corresponding earnings per share excludes certain costs and expenses, the details of which are provided below in the tables containing the reconciliation between GAAP and non-GAAP financial measures. The exclusion of these items in the non-GAAP presentation should not be interpreted as implying that these items are non-recurring, infrequent, or unusual. ClearOne believes non-GAAP financial measures will provide investors with useful information to help them evaluate ClearOne’s operating results and projections. This non-GAAP financial information is not meant to be considered in isolation or as a substitute for operating income, net income or other financial measures prepared in accordance with GAAP. There are limitations to the use of non-GAAP financial measures. Other companies, including companies in ClearOne’s industry, may calculate non-GAAP financial measures differently than ClearOne does, limiting the usefulness of those measures for comparative purposes. A detailed reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures is included with this release.

About ClearOne
ClearOne is a global company that designs, develops and sells conferencing, collaboration, streaming and digital signage solutions for voice and visual communications.  The performance and simplicity of its advanced comprehensive solutions offer unprecedented levels of functionality, reliability and scalability.  More information about the company can be found at www.clearone.com.
This release contains “forward-looking” statements that are based on present circumstances and on ClearOne's predictions with respect to events that have not occurred, that may not occur, or that may occur with different consequences and timing than those now assumed or anticipated. Such forward-looking statements and any statements of the plans and objectives of management for future operations and forecasts of future growth and value, are not guarantees of future performance or results and involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements. Such forward-looking statements are made only as of the date of this release and ClearOne assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances. Readers should not place undue reliance on these forward-looking statements.

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http://investors.clearone.com

CLEARONE, INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except par value)

	As of December 31, 2015	As of December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$13,412	$7,440
Marketable securities	7,161	6,994
Receivables, net of allowance for doubtful accounts of $54 and $58, respectively	8,692	9,916
Inventories	13,447	12,766
Distributor channel inventories	1,628	1,698
Prepaid expenses and other assets	1,806	2,143
Total current assets	46,146	40,957
Long-term marketable securities	19,204	19,162
Long-term inventories, net	2,018	876
Property and equipment, net	1,589	2,039
Intangibles, net	6,638	7,896
Goodwill	12,724	12,724
Deferred income taxes	5,093	5,089
Other assets	117	117
Total assets	$93,529	$88,860
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,815	$3,057
Accrued liabilities	2,243	2,694
Deferred product revenue	4,549	5,004
Total current liabilities	9,607	10,755
Deferred rent	150	248
Other long-term liabilities	1,203	1,841
Total liabilities	10,960	12,844
Shareholders' equity:
Common stock, par value $0.001, 50,000,000 shares authorized, 9,183,957 and 9,097,827 shares issued and outstanding	9	9
Additional paid-in capital	46,291	44,939
Accumulated other comprehensive income (loss)	(166)	(8)
Retained earnings	36,435	31,076
Total shareholders' equity	82,569	76,016
Total liabilities and shareholders' equity	$93,529	$88,860

CLEARONE, INC.
UNAUDITED CONSOLIDATED STATEMENT OF INCOME AND COMPREHENSIVE INCOME
(Dollars in thousands, except per share values)

	Quarter ended December 31,		Year ended December 31,
	2015	2014	2015	2014
Revenue	$14,283	$15,351	$57,796	$57,909
Cost of goods sold	5,204	5,434	21,077	22,586
Gross profit	9,079	9,917	36,719	35,323

Operating expenses:
Sales and marketing	2,520	2,723	10,646	11,227
Research and product development	2,190	2,083	8,318	8,969
General and administrative	1,807	1,901	7,493	7,152
Total operating expenses	6,517	6,707	26,457	27,348

Operating income	2,562	3,210	10,262	7,975
Other income, net	45	38	289	254
Income before income taxes	2,607	3,248	10,551	8,229
Provision for income taxes	1,035	614	3,775	2,633
Net income	$1,572	$2,634	$6,776	$5,596

Basic earnings per common share	$0.17	$0.29	$0.74	$0.61
Diluted earnings per common share	$0.16	$0.28	$0.71	$0.58

Basic weighted average shares outstanding	9,149,524	9,118,977	9,127,385	9,166,769
Diluted weighted average shares outstanding	9,641,623	9,510,957	9,594,659	9,581,326

Comprehensive income:
Net income	$1,572	$2,634	$6,776	$5,596
Unrealized gain(loss) on available-for-sale securities, net of tax	(76)	(45)	(81)	14
Change in foreign currency translation adjustment	(19)	(45)	(77)	(45)
Comprehensive income	$1,477	$2,544	$6,618	$5,565

CLEARONE, INC.
UNAUDITED RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME
(Dollars in thousands, except per share values)

	Quarter ended December 31,		Year ended December 31,
	2015	2014	2015	2014
Non-GAAP Operating Income	3,661	3,831	13,282	10,309
Other income (expense), net	45	38	289	254
Income before income taxes	3,706	3,869	13,571	10,563
Provision for income taxes	1,417	715	4,856	3,357
Non-GAAP Net Income	$2,289	$3,154	$8,715	$7,206

Basic Non-GAAP earnings per common share	$0.25	$0.35	$0.95	$0.79
Diluted Non-GAAP earnings per common share	$0.24	$0.33	$0.91	$0.75

GAAP Net Income	$1,572	$2,634	$6,776	$5,596
Adjustments:
Share-based compensation	200	135	848	401
Amortization of purchased intangibles	315	337	1,258	1,210
Legal expenses, acquisition expenses, re-audit expenses, etc. not related to regular operations	584	148	914	723
Total of adjustments before taxes	1,099	620	3,020	2,334
Income taxes affected by the above adjustments	382	100	1,081	724
Total adjustments	717	520	1,939	1,610
Non-GAAP Net Income	$2,289	$3,154	$8,715	$7,206

CLEARONE, INC.
UNAUDITED RECONCILIATION OF GAAP NET INCOME TO NON-GAAP ADJUSTED EBITDA
(Dollars in thousands, except per share values)

	Quarter ended December 31,		Year ended December 31,
	2015	2014	2015	2014
GAAP Net Income	$1,572	$2,634	$6,776	$5,596
Adjustments:
Provision for income taxes	1,035	614	3,775	2,633
Depreciation and amortization	518	544	2,066	1,971
Non-GAAP EBITDA	3,125	3,792	12,617	10,200
Share-based compensation	200	135	848	401
Legal expenses, acquisition expenses, re-audit expenses, etc. not related to regular operations	584	148	914	723
Non-GAAP Adjusted EBITDA	$3,909	$4,075	$14,379	$11,324

Basic Non-GAAP Adjusted EBITDA per common share	$0.43	$0.45	$1.58	$1.24
Diluted Non-GAAP Adjusted EBITDA per common share	$0.41	$0.43	$1.50	$1.18